UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2018
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Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)
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Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Susan Gentile and Appointment of Daniel D. Levin
On February 27, 2018, Susan Gentile notified Oaktree Capital Group, LLC (“Oaktree” or the “Company”) of her resignation from the Company as its Chief Accounting Officer, effective March 23, 2018, to pursue other career opportunities. As the Chief Accounting Officer, Ms. Gentile serves in the role of the Company’s principal accounting officer.
Daniel D. Levin, Oaktree’s Chief Financial Officer, will assume the role of principal accounting officer as of the effective date of Ms. Gentile’s resignation.
Mr. Levin has been serving as Oaktree’s Chief Financial Officer since April 2017. There are no family relationships between Mr. Levin and any of the Company’s current or former directors or executive officers. Mr. Levin is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 other than as disclosed under Item 13 of Oaktree’s Annual Report on Form 10-K filed on February 23, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Todd E. Molz
Name: Todd E. Molz
Title: General Counsel and Chief Administrative Officer

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